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[KPMG LOGO]                                                         EXHIBIT 23.2

                               [KPMG LETTERHEAD]


                        Consent of Independent Auditors


The Board of Directors
United Dominion Industries Limited

We consent to the incorporation by reference in the Registration Statement on Form S-3 Amendment No. 1 dated May 9, 2001, of SPX Corporation of our report dated January 25, 2001, except as to note 14 which is as of March 11, 2001, with respect to the consolidated statements of financial position of United Dominion Industries Limited as at December 31, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 2000, which report is included in the December 31, 2000 Annual Report to Shareholders of United Dominion Industries Limited filed as Exhibit 23.1 to such annual report on Form 40-F of United Dominion Industries Limited, which report also appears in and is incorporated by reference in Form 8-K dated April 13, 2001, filed by SPX Corporation.


                                        /s/ KPMG LLP

                                        Chartered Accountants


Toronto, Canada
May 9, 2001